Exhibit 5.1

SIDLEY AUSTIN LLP 2323 CEDAR SPRINGS DALLAS, TX 75201 +1 214 981 3300 +1 214 981 3400 FAX AMERICA • ASIA PACIFIC • EUROPE

September 8, 2026

Vistra Corp.
Vistra Operations Company LLC
6555 Sierra Drive
Irving, TX 75039

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Vistra Corp., a Delaware corporation (“Vistra”), and Vistra Operations Company LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Vistra (“Vistra Operations” and, together with Vistra, the “Registrants”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i)           shares of Vistra’s common stock, par value $0.01 per share (the “Common Stock”);

(ii)          shares of Vistra’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iii)         debt securities of Vistra Operations (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”); and

(iv)         guarantees of the Debt Securities to be issued by Vistra (the “Guarantees”).

The Common Stock, the Preferred Stock, the Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement:

(1)          the Senior Debt Securities will be issued under the indenture, dated as of April 22, 2026 (the “Senior Indenture”), between Vistra Operations and Wilmington Trust, National Association, as trustee (the “Trustee”) ;

(2)          the Subordinated Debt Securities will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into between the Registrants and the Trustee; and

(3)          the Guarantees will be issued pursuant to the Senior Indenture or the applicable Subordinated Indenture, or one or more supplemental indentures thereto;

Vistra Corp.
Vistra Operations Company LLC
September 8, 2026

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, Vistra’s certificate of incorporation, as amended to the date hereof (the “Vistra Charter”), Vistra’s by-laws, as amended to the date hereof (the “Vistra Bylaws”), Vistra Operations’ certificate of formation, as amended to the date hereof (the “Vistra Operations Certificate”), Vistra Operations’ limited liability company agreement, as amended to the date hereof (the “Vistra Operations LLCA”), the resolutions relating to the Registration Statement adopted by the board of directors of Vistra (the “Board” and, such resolutions, the “Vistra Resolutions”) and the resolutions relating to the Registration Statement adopted by the managers of Vistra Operations (the “Managers”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Registrants and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.  As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Registrants.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.            With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Vistra Charter, the Vistra Bylaws and the Vistra Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, Vistra’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

Vistra Corp.
Vistra Operations Company LLC
September 8, 2026

2.            The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Vistra Charter, the Vistra Bylaws and the Vistra Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) Vistra shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Vistra Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, Vistra’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

3.           The Senior Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of Vistra Operations when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary company action shall have been taken by Vistra Operations to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Senior Debt Securities and the Senior Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities as contemplated by the Senior Indenture; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities shall have been duly executed and delivered by Vistra Operations and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of Vistra Operations (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Vistra Operations Certificate, the Vistra Operations LLCA, final resolutions of the Managers and the Senior Indenture; and (v) the Senior Debt Securities of such series shall have been duly executed and delivered by Vistra Operations (in the case of certificated Senior Debt Securities), authenticated by the Trustee and issued, all in accordance with the Vistra Operations Certificate, the Vistra Operations LLCA, final resolutions of the Managers, the Senior Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Vistra Corp.
Vistra Operations Company LLC
September 8, 2026

4.           The Subordinated Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of Vistra Operations when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the applicable Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the applicable Subordinated Indenture shall have been duly authorized, executed and delivered by Vistra Operations and the Trustee; (iv) all necessary company action shall have been taken by Vistra Operations to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Subordinated Debt Securities and the applicable Subordinated Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities as contemplated by the applicable Subordinated Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities shall have been duly executed and delivered by Vistra Operations and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of Vistra Operations (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Vistra Operations Certificate, the Vistra Operations LLCA, final resolutions of the Managers and the applicable Subordinated Indenture; and (vi) the Subordinated Debt Securities of such series shall have been duly executed and delivered by Vistra Operations (in the case of certificated Subordinated Debt Securities), authenticated by the Trustee and issued, all in accordance with the Vistra Operations Certificate, the Vistra Operations LLCA, final resolutions of the Managers, the applicable Subordinated Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Vistra Corp.
Vistra Operations Company LLC
September 8, 2026

5.            Each Guarantee will constitute a validly issued and binding obligation of Vistra when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture or the applicable Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to the Guarantee and the Debt Securities to which such Guarantee relates shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Vistra Charter, the Vistra Bylaws and the Vistra Resolutions authorizing the issuance of such Guarantee; (iv) the terms of such Guarantee shall have been duly established in accordance with the Senior Indenture or the applicable Subordinated Indenture and any supplemental indenture thereto; (v) any supplemental indenture providing for such Guarantee shall have been duly authorized, executed and delivered by Vistra and duly executed and delivered by Vistra Operations and the Trustee, as applicable; and (vi) the Debt Securities to which such Guarantee relates shall have been duly issued as set forth in paragraph 3 or 4 above, as applicable.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.  Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

Vistra Corp.
Vistra Operations Company LLC
September 8, 2026

(ii) the execution, delivery and performance by the Registrants, as applicable, of the Senior Indenture, any Subordinated Indenture and any supplemental indenture thereto, and the issuance, sale and delivery of the Securities will not (A) contravene or violate the Vistra Charter, the Vistra Bylaws, the Vistra Operations Certificate or the Vistra Operations LLCA, as applicable, (B) violate any law, rule or regulation applicable to the applicable Registrant, (C) result in a default under or breach of any agreement or instrument binding upon the applicable Registrant or any order, judgment or decree of any court or governmental authority applicable to the applicable Registrant, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Registrants will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv) the Vistra Charter, the Vistra Bylaws, the Vistra Operations Certificate and the Vistra Operations LLCA, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that the Senior Indenture, each indenture supplement to the Senior Indenture, each Subordinated Indenture and each supplement to such Subordinated Indenture will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

We have also assumed that no event has occurred or will occur that would cause the release of any Guarantee by Vistra under the terms of the Senior Indenture or the applicable Subordinated Indenture or any supplemental indenture thereto.

This opinion letter is limited to the DGCL, the Delaware Limited Liability Company Act and the laws of the State of New York (excluding the securities laws of the State of New York).  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to Sidley Austin LLP included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Sidley Austin LLP